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                                                                EXHIBIT 23(b)(i)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 6, 1995, covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and for the year then ended included in this Registration Statement on Form S-3 and to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 6, 1995, covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and for the year then ended, included in Robotic Vision Systems, Inc.'s Form 10-K for the year ended September 30, 1997 and to all references to our Firm included in this Registration Statement of Form S-3.


                                    /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
July 13, 1998


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